SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 10, 2003

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events and Regulation FD Disclosure.

On September 10, 2003 Fitch Ratings issued a press release as follows:

             Central Vermont Public Service Ratings Upgraded by Fitch Ratings 10 Sep 2003 3:34 PM Fitch Ratings-New York-September 10, 2003: Fitch Ratings has upgraded Central Vermont Public Service Company's (CVPS) first mortgage bonds to 'BBB+' from 'BBB' and second mortgage bonds to 'BBB' from 'BBB-'. Fitch has also affirmed CVPS' preferred stock rating at 'BB+'. The Rating Outlook is Stable.

             The higher ratings reflect CVPS' strengthening credit measures and lower business risk. The improved financial performance largely stems from a constructive rate order implemented in 2001, which provided full recovery of costs associated with a long term power purchase agreement (PPA) with Hydro-Quebec (HQ). The reduced business risk is primarily the result of the sale of CVPS' interest in Vermont Yankee to Entergy Nuclear Vermont Yankee, LLC (Entergy). The sale is expected to net about $13.5 million in after-tax proceeds and eliminates CVPS' nuclear operating risk. Management also streamlined the activities of its unregulated subsidiary, Catamount Energy, to focus solely on wind projects, and also scaled back expected equity contributions.

             Moderate commodity exposure is the primary credit risk. Meaningful increases in non-regulated spending beyond current commitments of about $20 million would also be a concern. The commodity risk is primarily the result of having no fuel adjustment cost recovery mechanism. Although CVPS has sufficient resources to meet its load requirements (including long-term purchase power agreements with Hydro Quebec and Entergy), the unit-contingent nature of the Entergy contract (accounting for 40% of energy requirements) could expose CVPS to price volatility in the event of an extensive unplanned outage. During certain periods of the year CVPS will also be challenged to manage the moderate over supply that results from the pending sale of Connecticut Valley Electric Co. and the associated load to Public Service New Hampshire (PSNH). However, the latter concern is offset by an agreement whereby CVPS will receive $21 million in the form of a power contract buy out payment.

             CVPS recently reached a memorandum of understanding (MOU) with the Vermont Department of Public Service extending CVPS' rate freeze until Jan. 1, 2005. The MOU is subject to approval by the Vermont Public Service Board (VPSB) in a pending docket. If approved, the MOU would reduce CVPS' authorized return on equity (ROE) to 10.5% from 11% beginning July 1, 2003, including a cap of 10.75% in 2003, and 10.5% for 2004 and 2005, with any excess earnings used to reduce costs held for future recovery.

Contact: Rajat Sehgal +1-212-908-0242, Lina Santoro +1-212-908-0522 or Robert Hornick +1-212-908-0523, New York.

Media Relations: James Jockle +1-212-908-0547, New York.

Copyright © 2003 by Fitch, Inc., Fitch Ratings Ltd. and its subsidiaries.

Forward-Looking Statements Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from liability established by the Private Securities Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Jean H. Gibson Jean H. Gibson, Senior Vice President, Chief Financial Officer, and Treasurer

September 15, 2003